As filed with the Securities and Exchange Commission on September 19, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FIREEYE, INC.

(Exact name of registrant as specified in its charter)

Delaware	3577	20-1548921
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1440 McCarthy Blvd.

Milpitas, CA 95035

(408) 321-6300

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

David G. DeWalt

Chief Executive Officer

FireEye, Inc.

1440 McCarthy Blvd.

Milpitas, CA 95035

(408) 321-6300

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Aaron J. Alter Jon C. Avina Wilson Sonsini Goodrich & Rosati Professional Corporation 650 Page Mill Road Palo Alto, CA 94304 (650) 493-9300	Alexa King Richard Meamber FireEye, Inc. 1440 McCarthy Blvd. Milpitas, CA 95035 (408) 321-6300	Eric C. Jensen David Peinsipp Cooley LLP 3175 Hanover Street Palo Alto, CA 94304-1130 (650) 843-5000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒     333-190338

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(2)
Common Stock, $0.0001 par value	1,350,000	$20.00	$27,000,000	$3,682.80

(1)	Represents only the additional number of shares being registered and includes 175,000 additional shares of common stock issuable upon the exercise of the underwriters’ overallotment option. Does not include the securities that the registrant previously registered on the registration statement on Form S-1, as amended (File No. 333-190338).
(2)	The registration fee is calculated in accordance with Rule 457(a) under the Securities Act of 1933, as amended, or the Securities Act, based on the proposed maximum aggregate offering price. The registrant previously registered securities with an aggregate offering price not to exceed $273,700,000 on a registration statement on Form S-1, as amended (File No. 333-190338), which was declared effective by the Securities and Exchange Commission on September 19, 2013. In accordance with Rule 462(b) under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of $27,000,000 are hereby registered, which includes shares issuable upon the exercise of the underwriters’ overallotment option.

This Registration Statement shall become effective upon filing in accordance with Rule 462(b) under the Securities Act of 1933.

EXPLANATORY NOTE AND INCORPORATION OF

CERTAIN INFORMATION BY REFERENCE

Pursuant to Rule 462(b) under the Securities Act of 1933, as amended, FireEye, Inc. (“Registrant”) is filing this registration statement with the Securities and Exchange Commission (“Commission”). This registration statement relates to the public offering of securities contemplated by the registration statement on Form S-1, as amended (File No. 333-190338) (“Prior Registration Statement”), and which the Commission declared effective on September 19, 2013.

The Registrant is filing this registration statement for the sole purpose of increasing the aggregate number of shares of common stock offered by the Registrant by 1,350,000 shares, 175,000 of which may be sold by the Registrant in the event the underwriters exercise their overallotment option to purchase additional shares of the Registrant’s common stock. The additional securities that are being registered for issuance and sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Prior Registration Statement. The information set forth in the Prior Registration Statement and all exhibits to the Prior Registration Statement are hereby incorporated by reference in this filing.

The required opinions and consents are listed on the Exhibit Index attached hereto and filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milpitas, State of California, on September 19, 2013.

FIREEYE, INC.

By:	/S/ DAVID G. DEWALT
David G. DeWalt
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ DAVID G. DEWALT David G. DeWalt	Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	September 19, 2013

/S/ MICHAEL J. SHERIDAN Michael J. Sheridan	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	September 19, 2013

* Ashar Aziz	Founder, Chief Technology Officer, Chief Strategy Officer, and Vice Chairman of the Board	September 19, 2013

* Ronald E. F. Codd	Director	September 19, 2013

* William M. Coughran Jr.	Director	September 19, 2013

* Gaurav Garg	Director	September 19, 2013

* Promod Haque	Director	September 19, 2013

* Robert F. Lentz	Director	September 19, 2013

* Enrique Salem	Director	September 19, 2013

*by:	/s/ David G. DeWalt
David G. DeWalt As Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.

23.1	Consent of Wilson Sonsini Goodrich & Rosati, P.C. (included in Exhibit 5.1).

23.2	Consent of Deloitte & Touche LLP, independent registered public accounting firm.

24.1#	Power of Attorney (see page II-5 to the original filing of the Registration Statement on Form S-1 (File No. 333-190338)).

#	Previously filed.